EXHIBIT 23
CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Food Lion, Inc. on Form S-8 (File Nos. 33-18796 and 33-18797) and Form S-3 (File No. 33-40457) of our report dated February 8, 1995, on our audits of the financial statements and financial statement schedule of Food Lion, Inc. as of December 31, 1994, and January 1, 1994, and for the fiscal years ended December 31, 1994, January 1, 1994 and January 2, 1993, which report is included in this Annual Report on Form 10-K.






                                           COOPERS & LYBRAND, L.L.P.

Charlotte, North Carolina
March 28, 1995